                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        EDUCATION MANAGEMENT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------

     (2) Form, Schedule or Registration No.:
                                            ------------------------------

     (3) Filing Party:
                      ------------------------------

     (4) Date Filed:
                    ------------------------------

                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                              PITTSBURGH, PA 15222

October 5, 1998

Dear Shareholder,

     You are cordially invited to attend the Annual Meeting of Shareholders to be held commencing at 10:00 a.m. on Thursday, November 5, 1998, at The Waldorf-Astoria, 301 Park Avenue, New York, New York.

     Regardless of whether you plan to attend, we urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the committees of the Board and provides important information about each nominee for election as a director.

                                        Sincerely,

                                        /s/ ROBERT B. KNUTSON

                                        Robert B. Knutson
                                        Chairman and Chief Executive Officer

\
                        EDUCATION MANAGEMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1998

     The 1998 Annual Meeting of Shareholders of Education Management Corporation will be held on Thursday, November 5, 1998, commencing at 10:00 a.m., local time, at The Waldorf-Astoria, 301 Park Avenue, New York, New York, for the following purposes:

        1. To elect two Class II Directors to serve until the Annual Meeting of Shareholders to be held in the year 2001.

        2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on September 18, 1998 will be entitled to vote at the meeting. The stock transfer books of Education Management Corporation will remain open following the record date.

     It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,

                                        /s/ FREDRICK W. STEINBERG

                                        Frederick W. Steinberg
                                        Vice President, General Counsel and
                                        Secretary
October 5, 1998

                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                              PITTSBURGH, PA 15222

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 5, 1998

     This Proxy Statement and the accompanying proxy are being furnished to shareholders on or about October 5, 1998 in connection with the solicitation by the Board of Directors (the "Board") of Education Management Corporation (the "Company") of proxies for voting at the Annual Meeting of Shareholders to be held commencing at 10:00 a.m., local time, on Thursday, November 5, 1998, at The Waldorf-Astoria, 301 Park Avenue, New York, New York, and at any adjournments of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the shareholder's instructions set forth therein, although, to the extent no choice is specified, a proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT EXHIBITS, AT NO CHARGE TO A SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, EDUCATION MANAGEMENT CORPORATION, 300 SIXTH AVENUE, PITTSBURGH, PA 15222. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

     At the close of business on September 18, 1998, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to be voted an aggregate of 14,592,530 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Shareholders are entitled to one vote per share. The presence in person or by proxy of shareholders holding a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or by proxy (including shares which are present but are not voted with respect to one or both of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The election of directors and the ratification of the appointment of the independent public accountants each requires the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to such proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether either of the two proposals is approved since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.

     The Board knows of no matters, other than those set forth below, that are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in accordance with their judgment on such matters. Under the applicable rules of the Securities and Exchange Commission, those persons would have that discretionary authority with respect to any proposal brought before the Annual Meeting if the Company did not have notice of the proposal by September 7, 1998.

     All expenses of the solicitation of proxies will be borne by the Company. Present and former directors and officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meeting with shareholders or their representatives. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners.

PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven directors divided into three classes. The Board is comprised of three Class I Directors, two Class II Directors and two Class III Directors, with all directors holding office for staggered terms. Each director will serve (subject to his or her earlier death, resignation or removal) until the Annual Meeting of Shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director's successor is elected and has qualified.

     At the Annual Meeting, two directors are to be elected to hold office for three-year terms scheduled to expire at the Annual Meeting of Shareholders to be held in the year 2001 (the "2001 Annual Meeting of Shareholders"). Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of James
J. Burke, Jr. and Miryam L. Drucker, the current Class II Directors whose terms expire this year.

     Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

     A brief summary of each director's principal occupation and business affiliations and certain other information follows.

NOMINEES AS DIRECTORS FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS

     James J. Burke, Jr., age 46, has been a director of the Company since 1986. He is a graduate of Brown University (B.A., Psychology 1973) and Harvard University Graduate School of Business Administration (M.B.A., 1979). From 1987 to 1994, he was the president and chief executive officer of Merrill Lynch Capital Partners, Inc. and a managing director of Merrill Lynch, Pierce, Fenner & Smith Incorporated. He has been a partner of Stonington Partners, Inc., a private investment firm, since July 1994. Mr. Burke serves on the boards of directors of Ann Taylor Stores Corporation, Borg-Warner Security Corporation, Pathmark Stores, Inc., Supermarkets General Holdings Corporation, and United Artists Theatre Circuit, Inc.

     Miryam L. Drucker, age 53, is the Vice Chairman of the Company and has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A., Journalism 1965). Ms. Drucker joined the Company in 1984. From 1985 to 1987, she was the president of The Art Institute of Dallas and, from 1987 to 1988, she was the president of The Art Institute of Fort Lauderdale. From 1988 to 1989, she was the head of The Art Institutes and, from 1989 to 1996, she was the Company's President and Chief Operating Officer. Ms. Drucker is the wife of Robert B. Knutson. Ms. Drucker intends to retire from her position as the Vice Chairman of the Company during November 1998 and become a part-time employee of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 1999

     Robert B. Knutson, age 64, has been the Chairman and Chief Executive Officer of the Company since 1986 and a director of the Company since 1969. He is a graduate of the University of Michigan (B.A., Economics 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. Mr. Knutson is the husband of Miryam L. Drucker.

     James S. Pasman, Jr., age 67, has been a director of the Company since 1997. He is a graduate of Upsala College (B.B.A., 1956) and the Stern School of Business at New York University (M.B.A., 1962). From 1987 to 1989, Mr. Pasman was the chairman and chief executive officer of Kaiser Aluminum and Chemical Corp. and, prior to that, vice chairman of the Aluminum Company of America. From 1989 to 1991, he was the president and chief operating officer of National Intergroup, Inc. and chairman of the board of Permian Oil Corp. Since then,

Mr. Pasman has been retired. Mr. Pasman serves on the boards of directors of BEA Income Fund, Inc., BEA Global Strategic Income Fund, Inc., BT Insurance Funds Trust, and Tyco International, Ltd.

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2000

     Robert H. Atwell, age 67, has been a director of the Company since 1996. He is a graduate of the College of Wooster (B.A., Political Science 1953) and of the University of Wisconsin (M.A., Public Administration 1957). From 1965 to 1970, Mr. Atwell was the vice chancellor for administration, University of Wisconsin at Madison, and, from 1970 to 1984, he was the president of Pitzer College. From 1984 until November 1996, Mr. Atwell was the president of the American Council on Education. On November 1, 1996, he joined A.T. Kearney, Inc., a global consulting firm.

     William M. Campbell, III, age 38, has been a director of the Company since 1996. He is a graduate of Harvard College (B.A., Economics 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987). From 1991 to 1995, Mr. Campbell was the senior vice president, drama development, for Warner Brothers Television. From 1995 to 1998, he was the executive vice president of CBS Entertainment. Since 1998, he has been the president of Miramax Television.

     Albert Greenstone, age 71, is the president emeritus of The National Center for Professional Development, a unit of the Company, and has been a director of the Company since 1973. He attended the University of Virginia (1946 to 1948) and graduated from the University of Georgia Law School (J.D., 1950). Mr. Greenstone joined the Company in 1972 as president and chief executive officer of NCPT and became the president emeritus of The National Center for Professional Development in 1994.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee reviews and makes recommendations to the Board with respect to the selection of the Company's independent public accountants, the fees to be paid to such accountants, the adequacy of the audit and accounting procedures of the Company, and such other matters as are specifically delegated to the Audit Committee by the Board. The Audit Committee held two meetings during fiscal 1998. The members of the Audit Committee during fiscal 1998 were Messrs. Pasman (Chair), Burke and Greenstone.

     The Compensation Committee recommends to the Board the management remuneration policies of the Company, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors' compensation and benefits. The Compensation Committee also administers the Company's stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to directors of the Company. The Compensation Committee held one meeting during fiscal 1998. The members of the Compensation Committee during fiscal 1998 were Messrs. Burke (Chair), Campbell, Greenstone and Pasman.

     The Nominating Committee proposes to the full Board nominees for election to the Board and its standing committees. The Nominating Committee held no meetings during fiscal 1998. The members of the Nominating Committee during fiscal 1998 were Mr. Knutson (Chair), Mr. Atwell and Ms. Drucker. In considering persons to nominate for election as directors, the Nominating Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by the Secretary of the Company on behalf of the Nominating Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder's recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee with respect to the Company or such recommendation and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected.

     During fiscal 1998, there were four regular meetings and four special meetings of the Board. Each of the directors named above attended 75% or more of the aggregate number of meetings of the Board of Directors of the Company and the standing committees on which he or she served during fiscal 1998.

SECURITY OWNERSHIP

     The following table sets forth, as of September 18, 1998, the number of shares of Common Stock beneficially owned by (i) any person (including any group) known by management to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and
(iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                              PERCENTAGE OF
                                                                               OUTSTANDING
                                                                NUMBER OF         SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       SHARES OWNED        OWNED
---------------------------------------                       ------------        -----
Education Management Corporation Employee Stock Ownership
  Trust.....................................................    3,300,723          22.6%
Putnam Investments, Inc.(2).................................    2,028,252          13.9%
Baron Capital Group, Inc.(3)................................    1,031,000           7.1%
Robert B. Knutson(4)(5).....................................    1,767,650          12.1%
Robert H. Atwell(6).........................................        8,750             *
James J. Burke, Jr.(7)......................................       53,151             *
William M. Campbell, III(8).................................        9,750             *
Miryam L. Drucker(4)(9).....................................      255,306           1.7%
Albert Greenstone(8)........................................       24,338             *
James S. Pasman, Jr.(6).....................................        7,000             *
Robert P. Gioella(10).......................................       18,661             *
Robert T. McDowell(11)......................................      106,290             *
Carol J. Viola(6)...........................................        5,874             *
All executive officers and directors as a group(12).........    2,256,770          15.1%

---------------

 * Less than 1%

 (1) The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

 (2) The address of Putnam Investments, Inc. and its affiliates, Putnam Investment Management, Inc., The Putnam Advisory Company, Inc., and Putnam OTC & Emerging Growth Fund, is One Post Office Square, Boston, Massachusetts 02109. These persons share both voting and dispositive power over some or all of the shares set forth opposite the name "Putnam Investments, Inc." in the table.

 (3) The address of Baron Capital Group, Inc. and its affiliates, BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron, is 767 Fifth Avenue, New York, New York 10153. These persons share both voting and dispositive power over some or all of the shares set forth opposite the name "Baron Capital Group, Inc." in the table.

 (4) Mr. Knutson and Ms. Drucker, who are husband and wife, disclaim beneficial ownership of each other's shares.

 (5) Includes 30,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (6) Includes 5,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (7) Includes 1,250 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (8) Includes 8,750 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (9) Includes 170,762 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(10) Includes 17,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11) Includes 54,631 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(12) Includes 306,643 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

PROPOSAL TWO: RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN
              LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

     In accordance with the recommendation of the Audit Committee, the Board has reappointed Arthur Andersen LLP as independent public accountants of the Company for fiscal 1999. Although ratification of this reappointment is not legally required, the Board believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the Company will reconsider such appointment. A representative of Arthur Andersen LLP, which has served as the Company's independent public accountants for over 20 years, will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board reserves the right to replace the Company's independent public accountants at any time upon recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information concerning the Company's executive officers.

NAME                                           AGE                       POSITION
----                                           ---                       --------
                                                     Chairman and Chief Executive Officer and
Robert B. Knutson............................  64    Director
Miryam L. Drucker............................  53    Vice Chairman and Director
Robert P. Gioella............................  50    Senior Vice President, Operations
                                                     Senior Vice President and Chief Financial
Robert T. McDowell...........................  44    Officer
Carol J. Viola...............................  60    Senior Vice President, Education

     Robert B. Knutson has been the Chairman and Chief Executive Officer of the Company since 1986 and a director of the Company since 1969. He is a graduate of the University of Michigan (B.A., Economics 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. Mr. Knutson is the husband of Miryam L. Drucker.

     Miryam L. Drucker is the Vice Chairman of the Company and has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A., Journalism 1965). Ms. Drucker joined the Company in 1984. From 1985 to 1987, she was the president of The Art Institute of Dallas and, from 1987 to 1988, she was the president of The Art Institute of Fort Lauderdale. From 1988 to 1989, she was the head of The Art Institutes and, from 1989 to 1996, she was the Company's President and Chief Operating Officer. Ms. Drucker is the wife of Robert B. Knutson. Ms. Drucker intends to retire from her position as the Vice Chairman of the Company during November 1998 and become a part-time employee of the Company.

     Robert P. Gioella is the Senior Vice President, Operations of the Company responsible for the operation of the Company's schools. He is a graduate of the University of Steubenville (B.A., Political Science 1970) and Duquesne University (M.A., Political Science 1976). From 1993 to 1997, Mr. Gioella was the president of The Art Institute of Philadelphia and, from 1996 to 1998, he was the Vice President, New School Operations of the Company.

     Robert T. McDowell is the Senior Vice President and Chief Financial Officer of the Company. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A., Economics 1977). Mr. McDowell joined the Company in 1988. From 1990 to 1993, Mr. McDowell was the Treasurer of the Company.

     Carol J. Viola is the Senior Vice President, Education of the Company. She is a graduate of Northern Illinois University (Ed. D., Curriculum and Instruction 1982; C.A.S., Community College Curriculum and Instruction 1975; M.A., Speech 1965; B.A., Speech and English 1960). From 1987 to 1994, Ms. Viola was Provost, Open Campus, College of DuPage in Illinois. She joined the Company in 1994. From October 1994 to June 1998, Ms. Viola was the Vice President, Education of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the Nasdaq Stock Market and the Company.

     Based on a review of the forms it has received, the Company believes that during the fiscal year ended June 30, 1998 all such Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by such persons; except that a Form 3 was not filed for Mr. Gioella (although the required information was set forth in a subsequent Form 5); two Form 4's were filed late for Mr. Greenstone; and Mr. Pasman's Form 5 was amended after its due date to reflect the prior grant of options to him.

CERTAIN TRANSACTIONS

     Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.3 million annually.

     Mr. Knutson and Mr. Greenstone are limited partners, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from The Art Institute of Philadelphia Limited Partnership for approximately $516,000 annually.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following tables set forth certain information concerning the compensation of, and aggregate options held by, the Company's Chairman and Chief Executive Officer, the Company's four other most highly compensated executive officers during fiscal 1998 and one individual who is a former executive officer.

       SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED JUNE 30, 1998

                                                                                LONG-TERM
                                               ANNUAL COMPENSATION             COMPENSATION
                                     ---------------------------------------    SECURITIES
                                                              OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------   ----   ---------   --------    ---------------    ----------    ------------------
Robert B. Knutson...........  1998   $325,000    $350,000          --                 --            14,124
  Chairman and                1997    325,000     300,000          --             60,000             6,143
  Chief Executive Officer     1996    310,340     225,000          --                 --            44,312

Miryam L. Drucker...........  1998    250,000    $225,000          --                 --            15,168
  Vice Chairman               1997    250,000     200,000          --             50,000             5,482
                              1996    239,664     160,000          --                 --            64,362

Robert P. Gioella...........  1998    142,667    $100,000          --                 --             5,096
  Senior Vice President,
  Operations
Robert T. McDowell..........  1998    175,000    $110,000          --                 --            10,387
  Senior Vice President and   1997    166,664     120,000          --             40,000             5,211
  Chief Financial Officer     1996    150,000      65,000          --                 --            36,604

Carol J. Viola..............  1998    122,917          --          --                 --             7,968
  Senior Vice President,
  Education
Patrick T. DeCoursey(1).....  1998    188,333    $ 80,000          --                 --            14,612
  Executive Vice President    1997    200,000     185,000          --             50,000             6,855
                              1996    191,672     110,000          --                 --            32,632

---------------

(1) In April 1998, Mr. DeCoursey resigned as the Executive Vice President of the Company and was elected the president of The Art Institute of Dallas.

(2) Such amounts represent, to the extent applicable, the Company's contributions to the Company's Employee Stock Ownership Plan and Trust ("ESOP"), its profit-sharing retirement plan and its deferred compensation plan and the dollar value of life insurance premiums paid by the Company with respect to term life insurance for the benefit of certain executive officers of the Company. For fiscal 1998, the amounts paid are as follows:

                                                                     DEFERRED     GROUP LIFE
                                                      RETIREMENT   COMPENSATION    INSURANCE
                                              ESOP       PLAN          PLAN        PREMIUMS
                                              ----       ----          ----        --------
Robert B. Knutson..........................  $2,132     $5,948        $5,612         $432
Miryam L. Drucker..........................   2,132      6,000         6,604          432
Robert P. Gioella..........................   4,484         --           180          432
Robert T. McDowell.........................   3,752      4,156         2,047          432
Carol J. Viola.............................   3,523      4,094            --          351
Patrick T. DeCoursey.......................   4,484      5,225         4,471          432

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                      AND JUNE 30, 1998 OPTION/SAR VALUES

                                                           NUMBER OF                                NUMBER OF
                                                          SECURITIES            VALUE OF            SECURITIES
                                                          UNDERLYING          UNEXERCISED,          UNDERLYING
                                                         UNEXERCISED &         EXERCISABLE       UNEXERCISED AND
                             SHARES                       EXERCISABLE         IN-THE-MONEY        UNEXERCISABLE
                          ACQUIRED ON       VALUE         OPTIONS AT           OPTIONS AT           OPTIONS AT
NAME                      EXERCISE(#)    REALIZED($)   JUNE 30, 1998(#)    JUNE 30, 1998($)(1)   JUNE 30, 1998(#)
----                      -----------    -----------   ----------------    -------------------   ----------------
Robert B. Knutson.......       --            --              15,000               258,126             45,000
Miryam L. Drucker.......       --            --             158,262             4,558,658             37,500
Robert P. Gioella.......       --            --              12,500               281,938             15,000
Robert T. McDowell......       --            --              44,631             1,207,361             30,000
Carol J. Viola..........       --            --               2,500                44,688              7,500
Patrick T. DeCoursey....       --            --              87,500             2,261,563             37,500


                               VALUE OF
                             UNEXERCISED,
                             UNEXERCISABLE
                             IN-THE-MONEY
                              OPTIONS AT
NAME                      JUNE 30, 1998($)(1)
----                      -------------------
Robert B. Knutson.......        774,378
Miryam L. Drucker.......        670,313
Robert P. Gioella.......        268,125
Robert T. McDowell......        536,250
Carol J. Viola..........        134,063
Patrick T. DeCoursey....        670,313

---------------

(1) Based on the closing price of the Common Stock on June 30, 1998 of $32.875 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The Company's Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee during fiscal 1998 consisted of Mr. Burke, Mr. Campbell, Mr. Greenstone and Mr. Pasman who are all not employed by the Company. Mr. Greenstone was the president and chief executive officer of The National Center for Paralegal Training, a unit of the Company, from 1972 to 1994. In addition, Mr. Greenstone is a limited partner, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from the latter partnership for approximately $516,000 annually.

EMPLOYMENT AGREEMENT

     The Company and Mr. Knutson have entered into an amended and restated employment agreement, dated as of August 15, 1996, with an initial term ending June 30, 2000 (the "Employment Agreement"). The Employment Agreement is subject to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 270 days prior to the then-current expiration date. Under the terms of the Employment Agreement, Mr. Knutson will serve as Chairman and Chief Executive Officer of the Company and is to receive a base salary at an annual rate of $325,000, subject to adjustment, and incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company.

     The Employment Agreement will terminate prior to the scheduled expiration date in the event of the death or disability of Mr. Knutson. In addition, the Company may terminate the Employment Agreement with or without cause (as defined therein) and Mr. Knutson may resign upon 30 days' advance written notice to the Company. If Mr. Knutson is discharged from his employment by the Company without cause or if he resigns with good reason (as defined therein), he will continue to receive payment of his base salary, average incentive compensation and other benefits for the remainder of the term of the Employment Agreement, or a period of one year following the date of termination, whichever is longer. In addition, all of Mr. Knutson's stock options will become fully vested and exercisable. The Employment Agreement contains non-competition, non-interference and confidentiality covenants on the part of Mr. Knutson.

DIRECTORS' COMPENSATION

     The Company provides each non-employee director with the following compensation: (i) a $12,000 annual retainer and reimbursement for out-of-pocket expenses, (ii) a $1,000 fee for each Board meeting attended, (iii) a $500 fee for each committee meeting attended that is not held on the same day as a Board meeting, (iv) pursuant to the Education Management Corporation 1996 Stock Incentive Plan (the "Incentive Plan"), a non-discretionary grant of an option to purchase 7,500 shares of Common Stock, such grant to be made on the date that a non-employee director is first elected to the Board, which option vests 50% on the first anniversary and 50% on the second anniversary of such grant, and (v) pursuant to the Incentive Plan, an annual non-discretionary grant of an option to purchase 2,500 shares of Common Stock, such grant to be made on the date of each annual meeting of the Company's shareholders while such director remains a director, which option will vest 50% on the first anniversary and 50% on the second anniversary of that meeting. The exercise price for each such non-employee director stock option will be the fair market value on the date of grant of the shares subject to the option. All such options will have a ten-year term. Directors who are employees of the Company receive no additional compensation for serving on the Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY AND PROGRAMS

     The Compensation Committee of the Board (the "Committee") is responsible for, among other things, reviewing and administering the Company's policies governing compensation, employee benefits and incentive plans for its executive officers. During fiscal 1998, the Committee was comprised of four non-employee directors, James J. Burke, Jr., William M. Campbell, III, Albert Greenstone and James S. Pasman, Jr. The Committee met one time during fiscal 1998.

     The key objectives of the Committee's policies on compensation and benefits are to enhance the Company's ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to the short-term and long-term performance of the Company and the interests of its shareholders.

     The primary elements in the Company's compensation program for its executive officers are an annual base salary, an annual cash bonus and long-term incentive grants, which at the present time are in the form of stock options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of an entity for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as "performance-based" as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize and reward desired performance. The Committee believes that all compensation provided to the Company's executive officers in fiscal 1998 is fully deductible.

     BASE SALARIES

     The annual base salaries for the Company's executive officers for fiscal 1998 were established by the Committee based, in part, upon information available to it concerning the salaries paid to similar officers at the comparable, publicly-traded, postsecondary education companies included in the peer group index for purposes of the performance graph set forth below. The Committee expects to adjust salaries periodically to take into account competitive market conditions, individual and corporate performance, and changes in job responsibilities.

     ANNUAL CASH BONUS

     The Company provides annual incentives to its executive officers and other key employees in the form of cash bonuses. At the beginning of each fiscal year, performance objectives and corporate goals are established for each eligible individual. Bonus payments are based on the attainment of these objectives and goals. Effective beginning with fiscal 1999, the Company has established an incentive bonus plan for executive officers and other key employees that is more formula-driven than the arrangements that were in place in prior years. The new plan provides that bonuses are to be paid based on the attainment of certain earnings and revenue targets and placement rates and average starting salaries for graduates of the Company's schools, as well as the achievement of individual performance objectives.

     LONG-TERM INCENTIVES

     The Committee administers the Incentive Plan which was adopted by the Company to attract and retain key personnel and non-employee directors. Under the Incentive Plan, the Committee is authorized to grant officers and key employees of the Company and its subsidiaries non-statutory stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, performance shares and restricted stock with respect to up to 1,250,000 shares of Common Stock.

     The Committee's primary objectives when making grants under the Incentive Plan are to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of Common Stock that are the basis of an award to any individual is determined by the individual's position in and level of responsibility at the Company, which, to a great extent, reflect that individual's ability to influence the Company's long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year.

     Incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant must be exercised not later than five years from the date of grant of the options. All other options granted under the Incentive Plan must be exercised within a period fixed by the Committee, which may not exceed ten years from the date of any such grant. Additionally, in the case of incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. In all other cases, the exercise price must be not less than the fair market value per share on the date of grant as determined pursuant to the methods and procedures established by the Committee. The Committee sets the exercise price for options granted under the Incentive Plan and is authorized to grant stock appreciation rights, which authorize payments of cash and/or stock to holders of such rights in an amount based on the appreciation in the value of the Common Stock from the date of grant to the date of exercise. Limited stock appreciation rights are stock appreciation rights that become exercisable only upon a Change in Control (as defined in the Incentive Plan) of the Company.

     The Committee also may grant performance shares, the number and value of which are determined by the extent to which the grantee meets performance goals and other terms and conditions set by the Committee. In addition, the Committee is authorized to grant shares of Common Stock subject to restrictions on transferability and other restrictions it may impose, including time-based and performance-based forfeiture restrictions. Such restricted stock is subject to forfeiture upon termination of employment during the restriction period.

     Options and awards granted under the Incentive Plan are not transferable by the grantee other than by will or the laws of descent and distribution, except that the Committee may grant non-statutory stock options that are transferable to immediate family members or trusts or partnerships for such family members. If a Change in Control occurs, all outstanding options and awards will become fully exercisable and all restrictions on outstanding options and awards will lapse. The Incentive Plan also provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Committee will make adjustments in the number, class and/or price of the shares of capital stock subject to awards granted under the Incentive Plan to preserve the proportionate interests of participants in awards and to prevent dilution or enlargement of rights. The number of shares available for future awards will also be adjusted.

     During fiscal 1998, no options were granted to key employees during that year. Generally, options given to key employees are granted with an exercise price equal to the fair market value per share of the Common Stock on the date of grant, vest on a pro rata basis over four years and expire ten years from the date of grant.

     COMPENSATION OF MR. KNUTSON

     Mr. Knutson's compensation has been and will continue to be based upon the Company's overall financial performance and his achievement of individual performance goals. In establishing that compensation, the Committee applied the factors described above, which are applicable to all executive officers of the Company.

The Committee also took into account information concerning the overall compensation and bonuses paid to chief executive officers of other publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below.

     The Committee believes that the Company's compensation and benefit programs for its executive officers effectively accomplish the objectives stated above.

     COMPENSATION COMMITTEE

     James J. Burke, Jr. (Chair)
     William M. Campbell, III
     Albert Greenstone
     James S. Pasman, Jr.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Common Stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from October 31, 1996 through June 30, 1998. The graph assumes the investment of $100 at the close of trading on October 31, 1996 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Computer Learning Centers, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. The Company believes that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education. The Common Stock commenced trading on the Nasdaq Stock Market on October 31, 1996.


                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG EDUCATION MANAGEMENT COPRORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

                                                     Education
               Measurement Period                    Management                         Nasdaq Stock
             (Fiscal Year Covered)                  Corporation        Peer Group      Market (U.S.)
10/96                                                          100               100               100
6/97                                                           173               126               119
6/98                                                           219               180               157

*$100 INVESTED ON 10/31/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1999

     The latest date by which shareholder proposals must be received by the Company for inclusion in the Company's proxy materials relating to the Annual Meeting of Shareholders to be held in 1999 is September 6, 1999.

                                          By Order of the Board of Directors,

                                          /S/ FREDRICK W. STEINBERG

                                          Frederick W. Steinberg
                                          Vice President, General Counsel and
                                          Secretary
                                          October 5, 1998

PROXY

                        EDUCATION MANAGEMENT CORPORATION

                 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

           Proxy for Annual Meeting of Shareholders on November 5, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on November 5, 1998, commencing at 10:00 a.m., local time, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

    [ X ] Please mark your
          votes as in this
          example



---------------------------------------------------------------------------------------------------------------------
                             The Board of Directors recommends a vote FOR both proposals.
---------------------------------------------------------------------------------------------------------------------
1. The election of two directors, each for a term of three years:

FOR all  nominees  listed at          [  ]                           Nominees:   James J. Burke, Jr.
right  (except  as marked to                                                     Miryam L. Drucker
the contrary below).



WITHHOLD  AUTHORITY  to vote          [  ]
for all  nominees  listed at
right.


(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, draw a line through such nominee's name.)

                                                       FOR             AGAINST           ABSTAIN

2.    The  proposal to ratify the  selection  by       [  ]              [  ]             [  ]
the Board of  Directors  of Arthur  Andersen LLP
as  independent   public   accountants  for  the
Company:

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.



SIGNATURE                                                        DATED                                    , 1998
          -----------------------------------------------------        -----------------------------------


SIGNATURE                                                        DATED                                    , 1998
          -----------------------------------------------------        -----------------------------------

Note:    Please sign exactly as name or names appear  hereon.  When  signing as attorney,  executor,  administrator, trustee or guardian,  please give your full title. If a corporation,  please sign in full corporate name by president or other  authorized  officer.  If a partnership,  please sign in partnership  name by authorized partner.
---------------------------------------------------------------------------------------------------------------------
